UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2020
Date of Report (Date of earliest event reported)

ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35637	22-3388607
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Sylvan Avenue
Englewood Cliffs, NJ 07632

(Address of principal executive offices, zip code)

(201) 567-5648
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	ASFI	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2020, Asta Finance Acquisition Sub Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Asta Finance Acquisition Inc. (“Parent”), a Delaware corporation, merged with and into Asta Funding, Inc. (the “Company”), a Delaware corporation, with the Company continuing as the surviving corporation (the “Merger”), pursuant to the previously announced Agreement and Plan of Merger, dated as of April 8, 2020, and as amended on June 25, 2020 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. The separate corporate existence of Merger Sub ceased at the effective time of the Merger (the “Effective Time”).

At the Effective Time, in accordance with the Merger Agreement, the directors of Merger Sub became the directors of the Company. Gary Stern was the sole director of Merger Sub prior to the Effective Time, and therefore, at the Effective Time, Louis A. Piccolo, David Slackman, Timothy Bishop and Mike Monteleone ceased to be directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ASTA FUNDING, INC.

Date: October 5, 2020	By:	/s/ Steven Leidenfrost
Steven Leidenfrost
Chief Financial Officer

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